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                                                                   EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in this Registration Statement of Union Planters Corporation on Form S-4 of our report dated November 17, 1995, (April 10, 1996 as to paragraph 3 of Note 16 and as to Note 17) of Valley Federal Savings Bank as of September 30, 1995 and 1994 and for the three years in the period ended September 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Birmingham, Alabama
April 22, 1996